Exhibit 99.1

For more information contact:

Alex Edwards
813-264-2241



FOR IMMEDIATE RELEASE


        Nanobac, Inc. Announces the Sale of its Healthcentrics Subsidiary

     TAMPA, Fla. (March 31, 2004) -- Nanobac, Inc. (OTC:NNBP) ("Nanobac" or "The Company") announces the sale of its medical practice management software subsidiary, Healthcentrics, to Escape Velocity of Tampa Bay ("Escape"). Escape, a related party and significant shareholder of the Company, is controlled by John Stanton, Nanobac's Chairman of the Board. Escape is acquiring Healthcentrics by assuming all liabilities of Healthcentrics and reducing its debt position in Nanobac by $250,000.

     "Nanobac is focused on the development of its multi-layer Intellectual Property associated with Nanobacteria infection and infestation," said Alex Edwards, Nanobac's CEO and President. "By selling Healthcentrics, the Company will be reducing its debt, as well as eliminating all non-Nanobacteria related initiatives and expenditures." The transaction is described in detail in the Company's Form 10KSB filed March 30, 2004.

     Nanobac, Inc. is headquartered in Tampa, Florida, U.S.A. For more information, please visit our website at www.nanobaclabs.com or contact us at
                                         -------------------
info@nanobaclabs.com.
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     Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Nanobac, Inc. officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").

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Forward-Looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Nanobac, Inc. actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-Looking statements involve known and unknown risks, uncertainties, and other factors which might cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report, these statements are not guarantees of future performance and Nanobac, Inc. has no specific intention to update these statements.